                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                                June 26, 1997
                      ---------------------------------
                               Date of Report
                      (Date of Earliest Event Reported)


                                  TOPRO, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


           Colorado                   0-19167             84-1042227
-------------------------------     -----------        ----------------
(State or other jurisdiction of     (Commission        (I.R.S. Employer
 incorporation or organization)       File No.)         I. D. Number)


2525 West Evans Avenue, Denver, Colorado                    80219
----------------------------------------                  ----------
(Address of principal executive offices)                  (zip code)

                                  (303) 935-1221
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.

     On June 26, 1997 Topro, Inc. publicly announced information concerning a new product via a Press Release dated June 26, 1997, which is filed as Exhibit
20.1 hereto and incorporated by this reference herein.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibits.  The following exhibit is filed with this Report:

          20.1 Press Release dated June 26, 1997




                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Topro, Inc.

Date: June 26, 1997                     By:   /s/ John Jenkins
      -------------                         -----------------------------
                                            John Jenkins
                                            President and CEO

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

-------------------------------PRESS RELEASE--------------------------------


                                TOPRO INC.


Topro, Inc.                                  For release:
2525 Evans Ave.                              June 26, 1997
Denver, CO 80219

               TOPRO, INC. LAUNCHES NEW INITIATIVE TO PROVIDE
           COMPREHENSIVE PLANT FLOOR YEAR 2000 SOLUTION AND SERVICES


June 26, 1997 - DENVER, CO - Topro, Inc. (NASDAQ-TPRO), a leading provider of automation and system integration solutions to industry, today announced the launching of a major new business initiative based on its new product PLANTY2K One-TM-, a proprietary package of product and services designed to address year 2000 compliance problems in process control and factory floor automation systems.

John Jenkins, Topro, Inc. CEO said "While the year 2000 or millennium problem is being addressed at the management information system level in most organizations, we believe the plant floor issues have largely been ignored to date. These issues are very real and have potential for severe impact if not addressed."

PLANTY2K One-TM- is a full service offering that includes impact assessment, analysis, code conversion, implementation and testing. The company employs highly structured methodologies in all phases and includes well-accepted joint application development techniques in the conversion and implementation phases.

According to Jenkins, "Most plant floor systems are complex combinations of hardware and software from a variety of vendors. We have found that many of these components have some sort of compliance issue. Further, a compliance problem with a single component and a corresponding solution must be considered in the context of the impact of the total system, which means that a system control integrator is the logical choice to effect the required comprehensive solution." He added, "We believe this to be a very large opportunity for our organization, as far as we can tell, we are the only organization that has developed a solution specifically designed for the plant floor."

While a key ingredient of the product is the company's data base of known plant floor hardware and software year 2000 compliance problems and the associated solutions, of equal importance is the size and experience of the company's staff.

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The company plans initially to take PLANTY2K One-TM- to its installed customer base of more than 4000 sites across the U.S. but will quickly extend to a full national roll-out. Topro, Inc. has branch offices in Portland, Ore., Los Angeles, Sacramento, Phoenix, Denver, Atlanta and Philadelphia and will have intra-net access to the central solution database, offering customers the desired combination of local service supported by a database, created on and constantly refreshed by national experience. The company is already engaged in PLANTY2K One-TM- projects at several Fortune 500 companies.

The company plans initially to support PLANTY2K One-TM- with its own staff, key portions of the product have been designed to allow potential licensed use directly by customers or other trained third party system integrators with internet support by the company's designated technology center.

Topro, Inc. and its subsidiaries form the nation's largest independent process control and information system integrator. The company has more the 350 employees in 10 offices across the United States and develops integrated process control systems for companies in aerospace, automobiles, consumer goods, food and beverages, pharmaceuticals and public utilities.

CONTACTS:
Topro, Inc,                                  Pacific Consulting Group, Inc.
John Jenkins (303) 935-1221                    Scott Liolios (714) 574-3860


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